                                                                        Exhibit 99.1

                                  NEWS RELEASE
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846 N. Mart-Way Court, Olathe, Kansas 66061   Phone: 913-647-0158  Fax: 913-647-0132
                                              investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:  Karl B. Gemperli
          (913) 647-0158, Phone
          (913) 647-0132, Fax
          investorrelations@elecsyscorp.com

Elecsys  Corporation's  NTG  Subsidiary  Announces  New Pipeline  WatchdogCP(TM)
Product Line Sales

Olathe,  Kansas (May 11, 2007) - Elecsys Corporation (AMEX: ASY) announced today that its NTG,  Inc.  subsidiary  received  over $800,000 in orders from multiple customers  during  April for its new  Pipeline  WatchdogCP(TM)  wireless  remote monitoring  system.  The  new  system,  introduced  at  the  international  NACE
Corrosion  2007 Expo in March,  features  small,  wireless  `mesh'  sensors that simplify  installation  and  dramatically  reduce the  possibility  of lightning damage. The system transmits data to NTG's secure WatchdogCP Web Monitor website via either the  worldwide  standard  GSM  cellular  network or the  Inmarsat  D+
satellite network where it can be accessed by customers over the Internet. These communications  technologies  enable  the  NTG  Pipeline  WatchdogCP(TM)  remote monitoring system to be deployed anywhere in the world.

Mike Reed,  President of NTG, Inc. stated "The market  reception to the Pipeline
WatchdogCP(TM) system has exceeded our expectations.  Customers are attracted to its approach to lightning and surge isolation,  its ease of deployment,  and its ability to monitor  other  pipeline  parameters by simply  deploying  additional wireless `mesh' sensors.  Additionally, our ability to deliver systems worldwide is attracting broader market interest."

Elecsys  Corporation is a publicly  traded holding company with two wholly owned subsidiaries,  DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic  interface  solutions for original equipment  manufacturers in
the  aerospace,   medical,   communications,   industrial  product,   and  other
industries.   DCI  has  specialized   capabilities  to  design  and  efficiently
manufacture custom electronic  assemblies which integrate a variety of interface technologies,  such as custom liquid  crystal  displays,  light  emitting  diode displays, and keypads, with circuit boards and other electronic components.  NTG designs,  markets,  and provides remote monitoring solutions for the gas and oil pipeline  industry  as well as  other  industries  requiring  remote  monitoring solutions. For more information, visit our website at www.elecsyscorp.com.

Safe-Harbor  statement:  The  discussions  set forth in this press  release  may contain  forward-looking  comments based on current  expectations that involve a number of risks and  uncertainties.  Actual results could differ materially from those  projected or suggested in the  forward-looking  comments.  The difference could be  caused by a number  of  factors,  including,  but not  limited  to the factors and conditions that are described in Elecsys  Corporation's SEC filings, including  the Form  10-KSB for the year  ended  April 30,  2006.  The reader is cautioned  that  Elecsys  Corporation  does  not have a policy  of  updating  or revising  forward-looking  statements  and thus he or she should not assume that silence by  management of Elecsys  Corporation  over time means that actual events are bearing out as estimated in such forward-looking statements.